Exhibit 10.32

ADDENDUM NO. 1

to a

CONSULTANCY AGREEMENT

with effect as of 1st January 2013

(the “Agreement”)

between

OCEAN RIG MANAGEMENT INC. of Marshall Islands

(the “Company”)

and

VIVID FINANCE LIMITED of Cyprus

(the “Consultant”)

WHEREAS pursuant to the terms of the Agreement, the Company engaged the Consultant to act as Consultant for the Company and/or Ocean Rig UDW Inc. of Marshall Islands (“UDW”) and/or any affiliates, subsidiaries or holding companies thereof (the “Affiliates”) as directed by the Company, to provide the services set forth in clause 3 of the Agreement.

NOW THEREFORE for various considerations, receipt and sufficiency thereof being hereby expressly acknowledged by each of the Parties hereto, the Parties do mutually agree as follows:

1)	The following addition is made in clause 3 of the Agreement:

A new sub-clause (v) is hereby added after sub – clause (iv) of clause 3 of the Agreement reading as follows:

“(v) Identifying and/or managing investment opportunities so as a portion of the free cash of the Company and/or UDW and/or any Affiliates to be invested in short term investment ideas on instructions of the Company.”

2)	Clause 4 of the Agreement is hereby amended to read as follows:

“In consideration of the services referred under clauses 3(i), (ii), (iii) & (iv) the Consultant shall receive a fee of twenty basis points (0.20%) on the total transaction amount. In consideration of the services referred under clause 3(v) of this Agreement a separate fee to apply for the Consultant amounting to 30% of any profits provided the profits are at least 10% of the invested amount”

3)	This Addendum shall be governed and construed in accordance with the laws of England. All disputes and questions relating to or arising from this Addendum shall be referred to Arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or reenactment being in force as set out in clause 11 of the Agreement.

4)	All other terms and conditions of the Agreement, save those amended above, shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF this Addendum No. 1 is executed this 29th day of July 2015.

OCEAN RIG MANAGEMENT INC	VIVID FINANCE LIMITED

Dr ADRIANO CEFAI
DIRECTOR
OMEGA SERVICES LIMITED
5/1 MERCHANTS STREET
VALLETTA VLT 1171

Dr. Adriano Cefai	Ms. Yiannoula Georgiadou
Director of Omega Services Limited	Director
Sole Director

Ms. Eleni Papapetrou
Director